UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 12, 2011
(December 9, 2011)

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 9, 2011, CVR Energy, Inc. (the “Company”) issued a press release announcing that its wholly-owned subsidiaries, Coffeyville Resources, LLC and Coffeyville Finance Inc., have priced the private offering (the “Private Offering”) of $200.0 million aggregate principal amount of first lien senior secured notes due 2015 (the “Notes”). The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The information filed in this Report pursuant to Item 7.01, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes in the Private Offering.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are being furnished as part of this Current Report on Form 8-K:

99.1	Press release dated December 9, 2011 issued by CVR Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2011

CVR ENERGY, INC.

By:	/s/ Edward A. Morgan

Edward A. Morgan
Chief Financial Officer and Treasurer